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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 10, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders which is incorporated by reference in R&G Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration
Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
San Juan, Puerto Rico
March 7, 2001